EXHIBIT 23.3



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Diversified Corporate Resources, Inc. on Form S-8 related to the Diversified Corporate Resources, Inc. 1998 Nonqualified Stock Option Plan and the Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan of our report dated March 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Diversified Corporate Resources, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years then ended, which report is included in the Annual Report on Form 10-K.


                                                  /s/ Coopers & Lybrand L.L.P.
                                                  ------------------------------
                                                  COOPERS & LYBRAND L.L.P.

Dallas, Texas
June 11, 1998


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